UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2009

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Sun American Bancorp

 (Exact name of registrant as specified in its charter)

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Delaware	0-22911	65-032364
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

9293 Glades Road

Boca Raton, Florida  33434

 (Address of Principal Executive Office) (Zip Code)

(561) 544-1908

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement

(a)    On January 28, 2009, Sun American Bancorp (the “Company”) and its banking subsidiary Sun American Bank (the “Bank”) entered into a written agreement (the “FRB Agreement”), effective January 26, 2009, with the Federal Reserve Bank of Atlanta (the “Reserve Bank”) and the State of Florida Office of Financial Regulation (the “OFR”).

Under the terms of the FRB Agreement, the Bank agreed to implement asset improvement restrictions relating to the extension or renewal of credit to certain borrowers including borrowers obligated to the Bank in charge-offs or losses or whose credit has been classified doubtful or substandard without the prior approval of the Bank’s board of directors. The Bank agreed that within 60 days of the FRB Agreement, it would submit to the Reserve Bank and the OFR, a written plan designed to improve the Bank’s position through repayment, or other means, on each loan or asset in excess of $500,000, including other real estate owned, that is past due as to principal or interest more than 90 days as of the date of this Agreement, is classified as a problem loan or has otherwise been adversely classified by the Bank’s regulators.

Additionally, the Company agreed within 60 days of the FRB Agreement to submit to the Reserve Bank a written plan to maintain sufficient capital at the Bank on a consolidated basis, and the Bank agreed to submit to the Reserve Bank and the OFR a written plan to maintain sufficient capital at the Bank as a separate legal entity on a stand-alone basis. The plan is required to address certain current and future capital requirements, including: (i) the Company’s current and future capital requirements, including compliance with the Capital Adequacy Guidelines for Bank Holding Companies; (ii) the Bank’s current and future capital requirements, including compliance with the Capital Adequacy Guidelines for State Member Banks; (iii) the adequacy of the Bank’s capital; (iv) the source and timing of additional funds to fulfill the Company’s and the Bank’s future capital requirements; (v) the requirements of Section 225.4(a) of Regulation Y of the Board of Governors that the Company serve as a source of strength to the Bank; and (vi) procedures for the Company and the Bank to notify the Reserve Bank and the OFR no more than 30 days after the end of any quarter in which any of the Company’s consolidated capital ratios or the Bank’s capital ratios (total risk-based, Tier 1, or leverage) fall below the appropriate plan’s minimum ratios.

Furthermore, under the terms of the FRB Agreement: (i) the Company and the Bank agreed not to declare or pay any dividends without the prior written approval of the Reserve Bank, the director of the Division of Banking Supervision and Regulation of the Board of Governors, and, as to the Bank, the OFR; (ii) the Bank agreed it would not take any other form of payment representing a reduction in capital from the Bank without the prior written approval of the Reserve Bank; (iii) the Company agreed it would not, directly or indirectly, incur, increase, or guarantee any debt without the prior written approval of the Reserve Bank; and (iv) the Company agreed it would not, directly or indirectly, purchase or redeem any shares of its stock without the prior written approval of the Reserve Bank.  The terms of the FRB Agreement require the Bank to submit additional written plans, programs, policies and procedures to the Reserve Bank and the OFR to address board of director oversight, credit risk management, loan policies and procedures, and its loan review function.

The FRB Agreement is based, in part, on certain findings of the OFR in its report of examination which examination commenced on August 25, 2008 (the “Report of Examination”). The Bank agreed that within 30 days of the FRB Agreement, the Bank would eliminate or correct regulatory violations cited in the Report of Examination.

The Company and the Bank are taking proactive steps to comply with the requirements of the FRB Agreement. The FRB Agreement will not affect the Bank's business with its customers. Banking products and services and hours of business will remain the same, and the Bank's deposits will remain insured by the FDIC to the maximum limits allowed by law.

The description of the FRB Agreement set forth in this Item 1.01 is qualified in its entirety by reference to the FRB Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein in its entirety.

Item 9.01.

Financial Statements and Exhibits

(a)   Financial Statements of Business Acquired.

Not applicable.

(b)

   Pro Forma Financial Information.

Not applicable.

(c)   Shell Company Transactions.

Not applicable.

(d)

Exhibits.

Exhibit Number	Exhibits
10.1	Written Agreement dated January 28, 2009 by and among Sun American Bancorp, Sun American Bank, the Federal Reserve Bank of Atlanta and the State of Florida Office of Financial Regulation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN AMERICAN BANCORP

By:	/s/ MICHAEL E. GOLDEN
Michael E. Golden President and Chief Executive Officer

Date:  February 5, 2009

EXHIBIT INDEX

Exhibit Number	Exhibits
10.1	Written Agreement dated January 28, 2009 by and among Sun American Bancorp, Sun American Bank, the Federal Reserve Bank of Atlanta and the State of Florida Office of Financial Regulation